Exhibit 99.4

SOUTHERN MISSOURI BANCORP, INC.

2024 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

[Time-based Vesting]

RSA-M  NO. _______

Restricted Stock is hereby awarded on _____________ by Southern Missouri Bancorp, Inc., a Missouri corporation (the “Company”), to ______________ (the “Grantee”), pursuant to the Southern Missouri Bancorp, Inc. 2024 Omnibus Incentive Plan (as the same may from time to time be amended, the “Plan”), and upon the terms and conditions and subject to the restrictions set forth in the Plan and hereinafter set forth.  A copy of the Plan, as currently in effect, is incorporated herein by reference and either is attached hereto or has been delivered previously to the Grantee.  Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.

 1. Share Award.  The Company hereby awards to the Grantee ________ shares (the “Shares”) of the common stock, par value $.01 per share (“Common Stock”), of the Company.

2. Restrictions on Transfer and Restricted Period.  Except as otherwise provided in this Section 2 or in Section 3 of this Agreement, during the period commencing on [     ] and terminating on [     ] (the “Restricted Period”), the Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee, except in the event of the death of the Grantee, by will or the laws of descent and distribution, or, during the lifetime of the Grantee, pursuant to a Qualified Domestic Relations Order or by gift to any member of the Grantee’s immediate family or to a trust for the benefit of Grantee or one or more of such immediate family members, provided, that such Shares shall remain subject to the provisions of the Agreement.  For purposes of this Section 2, the Grantee’s “immediate family” shall mean the lineal ascendants and lineal descendants of the Grantee or his or her spouse, or any one or more of them.  The lapsing of the restrictions described above is sometimes referred to in this Agreement as “vesting.”

Subject to Section 3 of this Agreement, restrictions described above shall lapse, and the Shares will vest, per the following schedule:

[   ] of the Shares will vest on each of [    ] (each a “Scheduled Vesting Date”), provided that Grantee is then serving as an employee of the Company or any Subsidiary.

3. Termination of Service.  If the Grantee’s employment is terminated for any reason other than due to death, Disability, or a termination upon or after a Change in Control (each a “Qualifying Termination”) prior to the vesting of the Shares, upon such termination of employment the unvested Shares shall be forfeited and returned to the Company; provided, however, that the Committee, in its sole discretion, may, in the event of a termination of employment other than due to a Qualifying Termination or Cause, provide for the lapsing of such restrictions upon such terms and provisions as it deems proper.  If the Grantee’s employment is terminated by reason of a Qualifying Termination, the Shares, if not previously vested, shall vest in full on the date of termination.

4. Certificates for the Shares.  The Company shall issue stock certificates or evidence of the issuance of such Shares in book-entry form, in the name of the Grantee, reflecting the number of Shares granted as set forth in Section 1.  The Company shall retain these certificates or evidence of the issuance of Shares in book-entry form until the Shares represented thereby become vested.  Prior to vesting, the Shares shall be subject to the following restriction, communicated in writing to the Company’s stock transfer agent:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set

forth in the Southern Missouri Bancorp,  Inc. 2024 Omnibus Incentive Plan and in a Restricted Stock Agreement dated [     ].  A copy of the Plan and such Restricted Stock Agreement may be obtained from the Assistant Secretary of Southern Missouri Bancorp, Inc.

 The Grantee further agrees that simultaneously with his/her execution of this Agreement, he/she shall execute a stock power(s) endorsed in blank in favor of the Company with respect to the Shares and he/she shall promptly deliver such stock power to the Company.

5. Grantee’s Rights; Dividends.  Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have the rights of a stockholder to vote the Shares.  Dividends shall not be paid on the Shares until such time as the Shares vest under Section 2 or 3.

6. Vesting.  Upon the vesting of the Shares, (a) the Company shall deliver to the Grantee (or, in the event of a transfer of Shares permitted by Section 2 of this Agreement, the person to whom the transferred Shares are so transferred) the certificate or evidence of the issuance of such Shares in book-entry form in respect of such vested Shares and the related stock power held by the Company pursuant to Section 4 above, and (b) the Shares which shall have vested shall be free of the restrictions referred to in Section 2 above and the certificate or other evidence of issuance relating to such vested Shares shall not bear the legend provided for in Section 4 above.

7. Adjustments for Changes in Capitalization of the Company.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split up, share combination or other change in the corporate structure of the Company affecting the shares of the Company’s Common Stock, such adjustment shall be made in the number and class of shares subject to this Agreement, as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights, provided that the number of shares covered by this Agreement shall always be a whole number and the average closing price shall be rounded to the nearest whole cent.

8. Effect of Change in Control.  A Change in Control shall not, by itself, result in acceleration of vesting of the Shares, except as provided in this Section 8.

Upon a Change in Control prior to the final Scheduled Vesting Date, except to the extent that another award meeting the requirements of this Section 8 (a “Replacement Award”) is provided to Grantee to replace this award (the “Replaced Award”), the Shares shall vest in full on the effective date of such Change in Control.

An award shall meet the conditions of this Section 8 (and thereby qualify as a Replacement Award) if the following conditions are met:

(a) The award has a value at least equal to the value of the Replaced Award;

(b) The award relates to publicly-traded equity securities of the Company or its successor following the Change the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c) The other terms and conditions of the award are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 2 relating to vesting in the event of a Qualifying Termination).

Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of a Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 8 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

9. Delivery and Registration of Shares of Common Stock.  The Company’s obligation to deliver the Shares hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation.  The Company shall not be required to deliver any shares of Common Stock under the Plan prior to (i) the admission of such shares to listing on any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted, and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

10. Grantee Employment.  Nothing in this Agreement shall limit the right of the Company or any Subsidiary to terminate the Grantee’s employment, or otherwise impose upon the Company or any Subsidiary any obligation to employ or accept the services of the Grantee.

11. Withholding Tax.  Upon the vesting of the Shares (or at any such earlier time, if any, that an election is made by the Grantee under Section 83(b) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto), the Company may withhold from any payment or distribution made under the Plan Shares with a Fair Market Value sufficient to satisfy any applicable income, employment or other taxes required by law to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares the amount of any taxes which the Company is required to withhold at the time such dividends are paid to Grantee pursuant to Section 5 of this Agreement.

12. Regulatory, Recoupment and Holding Period Requirements.  Grantee acknowledges and agrees that this award and Grantee’s receipt of any Shares hereunder is subject to (a) the provisions of Section 12.3 of the Plan, including possible reduction, cancellation, forfeiture or recoupment (clawback), delayed payment or holding period requirements, upon the occurrence of events set forth in Section 12.3 of the Plan, and (b) any policies which the Company may adopt in furtherance of any Regulatory Requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

[13. Non-Disclosure of Confidential Information and Non-Solicitation.  Information concerning any customer of the Company (including its Subsidiaries and affiliates, “Southern Missouri”) or the business matters of Southern Missouri, to the extent learned or obtained as a result of employment or service with Southern Missouri and which has not been disclosed to the public, is privileged, private and confidential (“Confidential Information”).  The Grantee agrees to protect all Confidential Information and not disclose it to any unauthorized persons, either during or after employment or service.  Furthermore, the Grantee understands that any password and/or security code issued to allow access to designated areas of Southern Missouri, including any computer system(s), is also to be treated as Confidential Information and must not be disclosed to any unauthorized persons, either during or after employment or service.  The Grantee understands that disregard of this Agreement would damage Southern Missouri, may result in disciplinary action up to and including termination of employment or service, and may also be a violation of state and/or federal law or regulation.

If the Grantee is requested or required (including but not limited to by oral questions, interrogatories, requests for information or documents in connection with a legal proceeding, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, the Grantee shall provide the Company with prompt written notice of any such request or requirement so that the Company and/or a Subsidiary of the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 13. If, in the absence of a protective order or other remedy or the receipt of a waiver from the Company, the Grantee is nonetheless legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the Grantee may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which is legally required to be disclosed, provided that the Grantee exercises best efforts to preserve the confidentiality of the Confidential Information, including without limitation by cooperating with the Company and/or a Subsidiary of the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal. Notwithstanding anything to the contrary herein, the parties hereto agree that nothing contained in this Agreement limits the Grantee’s ability to report information to or file a charge or complaint with the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other federal, state or local governmental agency or commission that has jurisdiction over the Company or any Subsidiary of the Company (the “Government Agencies”). The Grantee further understands that this Agreement does not limit the Grantee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company and/or any Subsidiary of the Company. This Agreement does not limit the Grantee’s right to receive an award for information provided to any Government Agencies. In addition, pursuant to the Defend Trade Secrets Act of 2016, the Grantee understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney of the individual and use the trade secret information in the court proceeding if the individual (y) files any document containing the trade secret under seal; and (z) does not disclose the trade secret, except pursuant to court order.

The Grantee agrees that, upon leaving employment or service with Southern Missouri, for whatever reason, whether voluntary or involuntary, the Grantee will not keep or take any Confidential Information. The Grantee also agrees that, for a period of _____ (__) year(s) from the date of such termination of employment or service, the Grantee will not solicit or service, either directly or indirectly, any Southern Missouri customer where information about the customer was obtained through employment or service with Southern Missouri.  The Grantee further agrees that, for a period of ____ (___) year(s) from the date of such termination of employment or service, the Grantee will not solicit, recruit, hire or otherwise interfere with the employment of any employee of Southern Missouri.

Should the Grantee breach this Agreement either during or after employment or service, the Company shall be entitled to obtain injunctive relief, and also to recover from the Grantee any damages caused by such breach, and all costs associated with enforcement of this Agreement, including, but not limited to, reasonable attorneys’ fees and expenses.]

14. Grantee Acceptance.  The Grantee shall signify his/her acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock power and returning a signed copy hereof and of the attached stock power to the Company.  To the extent the terms of any employment, severance or other agreement to which the Grantee is a party with the Company or any Subsidiary that is then in effect provide for any rights that conflict with or are otherwise contrary to the terms contained in this Agreement, including the vesting rights contained in Sections 2 and 3, the terms of this Agreement shall control.

15.Conformity with Plan.  The grant of Shares is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning the enclosed copy of this Agreement, Grantee acknowledges his or her receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

16. Electronic Signature.  All references to signatures and delivery of documents in this Agreement may be satisfied by procedures the Company has established or may establish from time to time for an electronic system for execution and delivery of any such documents, including this Agreement.  Grantee’s electronic signature, including, without limitation, “click-through” acceptance of this Agreement through a website maintained by or on behalf of the Company, is the same as, and shall have the same force and effect as, Grantee’s manual signature.  Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services relating to this Agreement.

17. Entire Agreement.  This Agreement and the terms of the Plan constitute the entire understanding between the Grantee and the Company, and supersede all other agreements, whether written or oral, with respect to this award of Shares.

(Signatures contained on following page.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SOUTHERN MISSOURI BANCORP, INC. _________________________________________ [Name/Title]
ACCEPTED BY GRANTEE: __________________________________________
(Signature) __________________________________________ (Street Address)
___________________________________________ (City, State, and Zip Code)

Beneficiary Designation:

The Grantee designates the following Beneficiary or Beneficiaries to receive the Shares upon the Grantee’s death:

______________________________________________________________________________________

STOCK POWER

For value received, I hereby assign and transfer to Southern Missouri Bancorp, Inc. (the “Company”) __________ shares of the common stock of the Company, representing all of the shares of common stock of the Company granted to me on      , 20__ , standing in my name on the books and records of the Company, [represented by Certificate No. _____,][in book-entry form], and do hereby irrevocably constitute and appoint the Secretary of the Company, with full power of substitution, to transfer this stock on the books and records of the aforesaid Company:

_____________________________________ Name of Grantee
Dated:
In the presence of:___________________________________

83(b) ELECTION FORM

TO: Internal Revenue Service Center

[Address where the employee files his or her personal income tax return]

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

Name: __________________________________________________________________

Address: __________________________________________________________________

__________________________________________________________________

__________________________________________________________________

Social Security Number _____ - ____ - _____

Property with respect to which this Election is made: _________ shares of the common stock of Southern Missouri Bancorp, Inc.

Date of Grant or Transfer: _________________.

Taxable Year for which Election is made: Calendar Year _____.

Nature of the Restrictions to which the Property is Subject: a vesting schedule pursuant to which the taxpayer will not be vested in the shares of common stock Shares until ___________.

Fair Market Value of the Property upon receipt by taxpayer: $___________.

Amount Paid for the Property: ____________.

Copies of this Election have been furnished to ________________ at Southern Missouri Bancorp, Inc.

A copy of this Election also shall be attached to my IRS Form 1040 for calendar year _____.

___________________ ___________________________________________

Date Signature